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                                                                    EXHIBIT 11.2

                            APPLIEDTHEORY CORPORATION

                  CALCULATION OF LOSS PER SHARE (UNAUDITED) (1)

                                                                THREE MONTHS ENDED
                                                                  MARCH 31, 1998
                                                                ------------------
Weighted average shares outstanding:
Common stock:
       Shares outstanding at beginning of period                      9,810,000
       Weighted average shares issued during three months
       ended March 31, 1998 (1,222,876 shares)                        1,097,075
                                                                   ------------
                                                                     10,907,075
                                                                   ============
Net loss                                                           $   (789,000)
                                                                   ============
Loss per share attributable to common stockholders                 $      (0.07)
                                                                   ============


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(1)  For a discussion of loss per share, see Note B of the Notes to the
     Financial Statements provided in Part I, Item 1 of our Form 10-Q for the period ended March 31, 1999.


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